UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, Wireless Facilities, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) to sell all of the stock of its wholly owned subsidiaries (i) WFI de México, S. de R.L. de C.V., (ii) WFI de México, Servicios de Administración, S. de R.L. de C.V., (iii) WFI de México, Servicios de Ingeniería, S. de R.L. de C.V., (iv) WFI Services de Mexico S.A. de C.V., (v) WFI Asesoria en Administración, S.C. and (vi) WFI Asesoria en Telecomunicaciones, S.C. (the “Mexico Operations”) to Sakoki LLC (“Sakoki”). The transaction is expected to close on or before March 10, 2006.

The Purchase Agreement provides that the Company will receive total approximate cash consideration of $18 million, subject to adjustment, payable as follows:

•      $1.5 million in cash on signing of the Purchase Agreement; and

•      $16.5 million by means of a secured promissory note payable in installments through December 31, 2006, subject to adjustments. The note is secured by pledges of assets and a personal guaranty.

The total consideration approximates the net book value of operations, including $13.5 million of contingent liabilities. The Purchase Agreement contains limited representations, warranties, covenants and conditions to closing. The employees associated with the Mexico Operations are expected to continue as employees under the new ownership.

Sakoki is a newly-formed entity controlled by Massih Tayebi. Although Massih Tayebi has no current role with the Company, he was a co-founder of the Company, having served as Chief Executive Officer from inception in 1994 through September 2000 and as a director from inception through April 2002. In addition, Massih Tayebi owns or controls approximately 10% of the total voting power of the Company’s capital stock. He is also the brother of Masood Tayebi, the Company’s current Chairman of the Board of Directors. Masood Tayebi has no personal financial interest in the transaction and will have no role with the entity that is purchasing the Mexico Operations. The transaction was approved by the disinterested members of the Company’s Board of Directors after consideration of other expressions of interest and a valuation analysis by an independent audit firm.

The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of such document, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The Company issued a press release on February 17, 2006 announcing the entry into the Purchase Agreement, and a copy of that press release is filed as Exhibit 99.1 to this Report.

Item 2.02    Results of Operations and Financial Condition.

On February 17, 2006, the Company issued a press release disclosing, among other things, the Company’s expectations with respect to an estimated write-off of unrecoverable work performed for its customers in Mexico and South America of approximately $5 to $6 million in 2005, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

During his presentation at the Roth Capital Partners Institutional Investors Conference on February 22, 2006, Eric DeMarco, the Company’s Chief Executive Officer, disclosed that the Company had approximately $13 million in cash and no borrowing as of December 31, 2005.  Mr. DeMarco’s presentation was simultaneously webcast and can be accessed on the Company’s Web site at http://ir.wfinet.com/medialist.cfm or via a link provided by Roth Capital Partners at http://www.wsw.com/webcast/roth7/wfii/. The presentation will be archived for 90 days.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

2.1           Equity Purchase Agreement, dated February 17, 2006, by and between Sakoki LLC and Wireless Facilities, Inc.

99.1         Press Release of Wireless Facilities, Inc. issued on February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: February 22, 2006	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Equity Purchase Agreement, dated February 17, 2006, by and between Sakoki LLC and Wireless Facilities, Inc.

Exhibit 99.1	Press Release of Wireless Facilities, Inc. issued on February 17, 2006.